UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported): May 7, 2014

Omega Protein Corporation
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-14003 (Commission File Number)	76-0562134 (I.R.S. Employer Identification No.)
2105 City West Blvd., Suite 500 Houston, Texas (Address of principal executive offices)		77042 (Zip Code)

(713) 623-0060
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

[   ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 2.02. Results of Operations and Financial Condition

On May 7, 2014, Omega Protein Corporation (the “Company”) issued a press release reporting the Company’s earnings for the quarter ended March 31, 2014. For additional information regarding the Company’s first quarter 2014 earnings, please refer to the Company’s press release attached to this report as Exhibit 99.1 and incorporated herein by reference.

Item 2.05 Costs Associated with Exit or Disposal Activities

As previously reported, in December 2013, Omega Protein Corporation (the “Company”) closed its menhaden fish processing plant located in Cameron, Louisiana and re-deployed certain vessels from that facility to the Company’s other Gulf Coast facilities located in Abbeville, Louisiana and Moss Point, Mississippi.  As a result of the closing of the Cameron, Louisiana fish processing plant, through March 31, 2014, the Company recognized a cumulative ongoing loss on closure of approximately $7.9 million related to the impairment of property, plant and equipment, employee severances and other closure costs not related to future inventory production.  The Company anticipates future charges of approximately $1 million for severance and lease termination costs, up to $2.5 million for additional impairment and equipment relocation charges and approximately $2 million for other continuing site costs, such as labor, insurance and taxes. While the Company expects to recognize most of these additional charges in 2014, a portion may not be recognizable until 2015 or later.

As previously reported, the Company expects that it may have additional expenses related to (1) obligations under its lease for the Cameron facility to remove certain improvements at the facility that may be requested by the landlord, and (2) environmental assessment and potential environmental clean-up costs associated with the facility. The Company cannot estimate what these costs may be at the current time but will file an amended Current Report on Form 8-K after it determines reasonable estimates for these costs.

This Current Report on Form 8-K contains statements that are “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historic or current facts. They use words such as “likely,” “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. In particular, the estimated costs and charges described in this Current Report on Form 8-K are forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to:

●	the expected costs and charges to be incurred in connection with the closing of the Cameron facility and the timing thereof;
●	separation and severance amounts for employees that differ from original estimates because of the timing of employee terminations;
●	amounts for non-cash charges relating to property, plant and equipment that differ from the original estimates;
●	amounts for removal of facility improvements and/or for environmental assessment and any potential clean-up costs;
●	amounts for equipment re-location costs that differ from original estimates.

The Company cannot guarantee that any forward-looking statement will be realized. Achievement of future results is subject to risks, uncertainties and inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from those anticipated, estimated or projected. Investors should bear this in mind as they consider forward-looking statements.

The Company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. You are advised, however, to consult any further disclosures that the Company may make on related subjects in its reports on Forms 10-Q, 8-K and 10-K. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any list to be a complete set of all potential risks or uncertainties

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements of business acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Shell Company Transactions.

None.

(d)	Exhibits.

99.1 Text of Press Release dated May 7, 2014 titled “Omega Protein Announces First Quarter 2014 Financial Results.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Omega Protein Corporation

Dated: May 7, 2014	By:	/s/ John D. Held
John D. Held
Executive Vice President and General Counsel